                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                  FORM 8-K/A

                                CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 1999

                              MARKEL CORPORATION
            (Exact name of registrant as specified in its charter)

                                   Virginia
        (State or other jurisdiction of incorporation or organization)

               1-13051                             54-0292420
             (Commission                        (I.R.S. employer
            file number)                     identification number)

                4551 Cox Road, Glen Allen, Virginia  23060-3382
                   (Address of principal executive offices)
                                  (Zip code)

                                (804) 747-0136
             (Registrant's telephone number, including area code)

                                     NONE
             (Former name, former address and former fiscal year,
                         if changed since last report)

The purpose of this amended filing is to reflect additional unaudited pro forma information in Item 7. The Form 8-K as filed on January 29, 1999 is being amended and refiled in its entirety.

Item 2.  Acquisition or Disposition of Assets

On January 15, 1999 Markel Corporation (the Registrant) acquired Gryphon Holdings, Inc. and its subsidiaries (Gryphon) as a result of the completion of a public tender offer. As of the termination of the offer, based on a preliminary count from the depositary for the offer, approximately 5.9 million shares of Gryphon common stock had been tendered and accepted for payment. These shares, together with the shares that the Registrant already owned, represent approximately 98 percent of Gryphon's total issued and outstanding shares of common stock. The Registrant intends to cause a wholly owned subsidiary of the Registrant to effect a merger with Gryphon pursuant to which the remaining shares of Gryphon common stock will be converted into the right to receive $19.00 per share in cash. Markel currently expects the merger to be consummated by the end of February 1999. The timing of the merger will depend upon, among other things, whether the outstanding shares of Gryphon preferred stock are redeemed, converted into shares of Gryphon common stock or purchased by Markel in a negotiated transaction. Total consideration paid for Gryphon was approximately $150.7 million. The Registrant funded the transaction with available cash on hand of approximately $100.7 million and borrowings under existing lines of credit of approximately $50.0 million. In addition, the Registrant subsequently refinanced $55.0 million of Gryphon's debt.

Gryphon, which operates through its main subsidiary, Gryphon Insurance Group, is a specialty property and casualty underwriting organization. Gryphon's wholly-owned insurance subsidiaries are Associated International Insurance Company, Calvert Insurance Company and The First Reinsurance Company of Hartford
(FRH). Gryphon acquired FRH on July 13, 1998.

Following the acquisition, the Registrant expects to significantly reorganize Gryphon. The Registrant anticipates that certain unprofitable lines of business will be discontinued which may materially reduce the amount of business written by Gryphon.

"Safe Harbor" Statement

This is a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. Certain statements that are contained herein are forward-looking statements that involve risks and uncertainties. Future actual results may materially differ from those in these statements because of many factors. For instance, the registrant will be significantly reorganizing Gryphon's operations and the scope and impact of these changes cannot be determined at this time. Insurance industry price competition has made it more difficult to attract and retain adequately priced business. State regulatory actions can impede the Company's ability to charge adequate rates and efficiently allocate capital. Also the frequency and severity of natural catastrophes are highly variable. Economic conditions and interest rate volatility can have significant impacts on the market value of fixed maturity and equity investments. The business community's state of readiness for the Year 2000 and the Company's potential underwriting exposure to Year 2000 claims are difficult to predict with any certainty. Accordingly, the Company's premium growth, underwriting and investing results have been and will continue to be potentially materially affected by these factors.

Item 7. Financial Statements, Pro Forma Condensed Consolidated Financial Information and Exhibits

     (a)  Financial Statements of Business Acquired

The following financial statements of Gryphon Holdings, Inc. are filed as part of this report:

     Independent Auditors' Report
     Consolidated Balance Sheets as of December 31, 1997 and 1996
     Consolidated Statements of Income for the Years Ended December 31, 1997,
       1996 and 1995
     Consolidated Statements of Stockholders' Equity for the Years Ended
       December 31, 1997, 1996 and 1995
     Consolidated Statements of Cash Flows for the Years Ended December 31,
       1997, 1996 and 1995
     Notes to Consolidated Financial Statements
     Consolidated Balance Sheets as of September 30, 1998 and December 31,
       1997(Unaudited)
     Consolidated Statements of Income for the Nine Months Ended September 30, 1998 and 1997 (Unaudited)
     Consolidated Statements of Cash Flows for the Nine Months Ended September
       30, 1998 and 1997 (Unaudited)
     Notes to Consolidated Financial Statements (Unaudited)

     (b)  Pro Forma Condensed Consolidated Financial Information (Unaudited)

The following pro forma financial information is included as part of this report:

     Introduction
     Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1998 Pro Forma Condensed Consolidated Statement of Income for the Nine Months
       Ended September 30, 1998
     Pro Forma Condensed Consolidated Statement of Income for the Year Ended
          December 31, 1997.
     Notes to Pro Forma Condensed Consolidated Financial Statements

     (c)  Exhibits

The Exhibits listed on the Exhibit Index are filed as part of this report.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MARKEL CORPORATION

Date: November 15, 1999             By: Darrell D. Martin
                                    ---------------------
                                    Executive Vice President
                                    And Chief Financial Officer

                                 EXHIBIT INDEX

4 Agreement and Plan of Merger among Markel Corporation, MG Acquisition Corp. and Gryphon Holdings, Inc.*

23 Consent of KPMG LLP to the inclusion of their report as part of this report on Form 8-K.

     * Incorporated by reference from Exhibit (g)(6) to Amendment No. 7 to
     Schedule 14D-1 filed by the Registrant on November 25, 1998.

Item 7a. FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders
Gryphon Holdings Inc.

We have audited the accompanying consolidated balance sheets of Gryphon Holdings Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gryphon Holdings Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.



                                    KPMG LLP

New York, New York
February 24, 1998

Consolidated Balance Sheets

                                                                    December 31,
                                                                1997          1996
                                                              (Dollars in thousands)
Assets
Investments:
  Fixed maturities, available for sale, at fair value
   (amortized cost: 1997 - $274,506; 1996 - $274,515)        $ 280,553      $ 280,164
  Short-term investments, at cost, which
   approximates market                                             257            307
Total investments                                              280,810        280,471
Cash and cash equivalents                                       32,272         23,398
Accrued investment income                                        4,071          3,919
Premiums receivable                                             16,151         18,509
Reinsurance recoverable on paid losses                          18,261         14,326
Reinsurance recoverable on unpaid losses                       140,810        137,952
Prepaid reinsurance premiums                                    16,573         18,965
Deferred policy acquisition costs                               11,849         12,415
Deferred income taxes                                           10,569         10,282
Other assets                                                     7,619          6,747
Total assets                                                 $ 538,985      $ 526,984

Liabilities and Stockholders' Equity
Policy liabilities:
     Unpaid losses and loss adjustment expenses              $ 328,911      $ 309,259
     Unearned premiums                                          62,351         68,683
Total policy liabilities                                       391,262        377,942
Reinsurance balances payable                                    12,179         16,207
Income taxes payable                                               389             55
Long-term debt                                                  21,125         24,625
Other liabilities                                                9,521         13,019
Total liabilities                                              434,476        431,848
Commitments and contingencies
Stockholders' equity:
     Preferred stock, $.01 par value; 1,000,000 shares
        authorized; none issued or outstanding
     Common stock, $.01 par value; 15,000,000 shares
        authorized; 8,148,050 shares issued                         81             81
     Additional paid-in capital                                 30,742         30,847
     Foreign currency translation adjustment, net of tax          (346)          (219)
     Net unrealized investment gains, net of tax                 3,931          3,672
     Deferred compensation                                        (151)          (257)
     Retained earnings                                          95,065         86,271
     Treasury stock, at cost; shares
        1997: 1,461,169: 1996:1,487,075                        (24,813)       (25,259)
Total stockholders' equity                                     104,509         95,136
Total liabilities and stockholders' equity                   $ 538,985      $ 526,984

See accompanying notes to consolidated financial statements.

                        Consolidated Statements of Income

                                                                Year ended December 31,
                                                             1997        1996          1995
                                                           ----------------------------------
                                                           (Dollars and shares in thousands,
                                                                 except per-share data)
Revenues
Net premiums earned                                      $  104,246  $    87,929   $    83,399
Net investment income                                        17,061       16,453        15,839
Realized gains on investments                                 6,188        1,203         3,647
Other income                                                    979        1,059
Total revenues                                              128,474      106,644       102,885

Expenses
Losses and loss adjustment expenses                          71,015       57,700        50,816
Underwriting, acquisition, and insurance expenses            45,089       40,967        34,590
Interest expense                                              1,607        1,761           595
Total expenses                                              117,711      100,428        86,001

Income before income taxes                                   10,763        6,216        16,884
Provision for income taxes (benefit):
   Current                                                    2,395        1,389         2,969
   Deferred                                                    (426)      (1,336)          990
Total income taxes                                            1,969           53         3,959

Net income                                               $    8,794  $     6,163   $    12,925

Basic earnings per share                                 $     1.32  $      0.93   $      1.69

Weighted average shares outstanding                           6,680        6,656         7,648

See accompanying notes to consolidated financial statements.

                 Consolidated Statements of Stockholders' Equity

                                                           Foreign     Unrealized
                                             Additional    Currency    Investment
                                 Common       Paid-in    Translation     Gains       Deferred     Retained    Treasury
                                  Stock       Capital     Adjustment    (Losses)   Compensation   Earnings      Stock       Total
                                 --------    ---------    ----------   ---------   ------------   --------    --------      -----
                                                     (Dollars in thousands)
Balances at
   January 1, 1995               $     81     $ 30,850     $   (259)    $ (3,840)    $   (242)    $ 67,183                 $ 93,773
Add (deduct):
  Net income                                                                                        12,925                   12,925
  Translation adjustment                                         50                                                              50
  Stock award plans                                                                        49                                    49
  Net unrealized investment
    gains, net of tax                                                     11,903                                             11,903
  Purchase of common stock
    for treasury                                                                                               (25,478)     (25,478)
Balances at
    December 31, 1995                  81       30,850         (209)       8,063         (193)      80,108     (25,478)      93,222

Add (deduct):
  Net income                                                                                         6,163                    6,163
  Translation adjustment                                        (10)                                                            (10)
  Stock award plans                                 (3)                                   (64)                     219          152
  Net unrealized investment
    losses, net of tax                                                    (4,391)                                            (4,391)
Balances at
    December 31, 1996                  81       30,847         (219)       3,672         (257)      86,271     (25,259)      95,136

Add (deduct):
  Net income                                                                                         8,794                    8,794
  Translation adjustment                                       (127)                                                           (127)
  Stock award plans                               (105)                                   106                      446          447
  Net unrealized investment
    gains, net of tax                                                        259                                                259
Balances at
    December 31, 1997            $     81     $ 30,742     $   (346)    $  3,931     $   (151)    $ 95,065    $(24,813)    $104,509

See accompanying notes to consolidated financial statements.

                      Consolidated Statements of Cash Flows

                                                                   Year ended December 31,
                                                            1997            1996            1995
                                                         ------------------------------------------
                                                                   (Dollars in thousands)
Operating activities
Net income                                               $   8,794       $   6,163       $  12,925
Adjustments to reconcile net income to
  net cash provided by operating activities:
      Increase in net policy liabilities                     8,919          32,239           4,958
      Decrease (increase) in premiums receivable             2,358          (1,034)         (3,196)
      Decrease (increase) in deferred
        policy acquisition costs                               566            (233)         (2,388)
      Deferred income tax provision                           (426)         (1,336)            990
      Decrease (increase) in other
        assets and liabilities                              (3,009)          1,543            (539)
      Amortization and depreciation                            781             595             402
      Amortization of bond discount, net                       498             944             370
      Realized gains on investments                         (6,188)         (1,203)         (3,647)
      Increase (decrease) in
        reinsurance balances payable                        (4,028)        (13,166)         12,341
      Decrease (increase) in accrued
        investment income                                     (152)            161            (175)
Net cash provided by operating activities                    8,113          24,673          22,041

Investing activities
Sales of fixed maturities                                  438,021         281,728         221,026
Purchases of fixed maturities                             (434,292)       (310,660)       (249,119)
Maturities or calls of fixed maturities                      1,800           3,000           4,775
Net sales of Short-term investments                             50             230
Capital expenditures                                        (1,568)         (2,111)           (366)
Net cash provided by (used in) investing activities          4,011         (27,813)        (23,684)

Financing activities
Proceeds from long-term debt                                                                25,500
Common stock acquired for treasury                                                         (25,478)
Principal payment on long-term debt                         (3,500)           (875)
Issuance of common stock                                       340             217
Deferred compensation                                           37            (131)
Net cash provided by (used in) financing activities         (3,123)           (789)             22

Effect of exchange rate changes on cash                       (127)            (10)             50

Increase (decrease) in cash and cash equivalents             8,874          (3,939)         (1,571)
Cash and cash equivalents at beginning of year              23,398          27,337          28,908
Cash and cash equivalents at end of year                 $  32,272       $  23,398       $  27,337
Supplemental disclosure of cash flow information
   Income taxes paid                                     $   1,855       $   1,701       $   2,783
   Interest paid                                             1,607           1,761             586

See accompanying notes to consolidated financial statements.

1.     Summary of Significant Accounting Policies

        The significant accounting policies followed by the Company are summarized below.

  Basis of Presentation and Principles of Consolidation

        Gryphon Holdings Inc. operates through its main subsidiary, Gryphon Insurance Group Inc., as a specialty property and casualty underwriting organization. The Company's wholly owned insurance company subsidiaries are Associated International Insurance Company ("Associated") and Calvert Insurance Company ("Calvert"), which operate in the property and casualty insurance industry. Associated writes the majority of its property and casualty insurance policies in the State of California. Calvert writes property and casualty insurance policies throughout the United States and Canada.

        The accompanying consolidated financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP"), which as to the two insurance subsidiaries differ from the statutory accounting practices ("SAP") prescribed or permitted by regulatory authorities, and include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

        The preparation of the consolidated financial statements in conformity with GAAP requires the use of estimates and assumptions that affect amounts reported in the consolidated financial statements and the accompanying notes. Actual results could differ from such estimates.

Premium Revenues

        Direct, assumed and ceded property and liability insurance premiums written are recognized as earned on a pro rata basis over the terms of the policies. Unearned premiums are calculated principally by the application of pro rata fractions and represent the portion of premiums written that is applicable to unexpired terms of policies in force.

        Recoverable policy acquisition costs that vary with and are directly related to the production of business, consisting of commissions, premium taxes and other underwriting expenses incurred, net of ceding allowances, are deferred and amortized to income as the related premiums are earned. The Company does not consider anticipated investment income when determining the recoverability of amounts deferred. Amortization of deferred policy acquisition costs amounted to $34.0 million, $30.1 million, and $26.7 million for the years ended December 31, 1997, 1996 and 1995, respectively.

Reinsurance

        Assumed reinsurance premiums written, commissions and unpaid losses and loss adjustment expenses are accounted for based principally on the reports received from the ceding insurance companies and in a manner consistent with the terms of the related reinsurance agreements.

        To limit its risks, the Company acquires reinsurance coverage with retentions and limits that management believes are appropriate for the circumstances. Reinsurance arrangements effected under quota-share reinsurance contracts and excess-of- loss reinsurance contracts provide for greater diversification of business, allow management to control exposure to potential losses arising from large risks, and provide additional capacity for growth. The accompanying consolidated financial statements reflect premiums earned, losses and loss adjustment expenses ("LAE") and underwriting, acquisition and insurance expenses, net of reinsurance ceded. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policies.

        Contingent commissions and retrospectively-rated premiums are accounted for on an earned basis and are accrued, in accordance with the terms of the applicable reinsurance agreement, based on the estimated ultimate level of profitability relating to such reinsured business. Accordingly, the profitability of the reinsured business is continually reviewed and as adjustments become necessary, such adjustments are reflected in current operations.

Cash and Cash Equivalents

        The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Investments

        The Company's securities are classified as available for sale and reported at fair value, with unrealized gains and losses, net of deferred income taxes, included in stockholders' equity.

        Fair values are based on quoted market prices, when available, or estimates based on market prices for similar securities, when quotes are not available. Short-term investments are carried at cost, which approximates their fair value. Realized gains and losses from sales or liquidations of investments are determined on the basis of the specific identification method and are included in net income. Investment income is recognized when earned. The amortization of premium and accretion of discount for fixed maturity securities are computed utilizing the interest method.

Losses and Loss Adjustment Expenses

        The liabilities for unpaid losses and LAE are based on the Company's estimates of the ultimate cost of unpaid losses reported prior to the close of the accounting period, IBNR losses, and the related LAE. These liabilities are estimated by management utilizing methods and procedures which it believes are reasonable and necessarily are subject to the impact of future changes in claim severity and frequency, as well as numerous other factors. Although management believes that the estimated liabilities for losses and LAE are reasonable, because of the extended period of time over which such losses are reported and settled, the subsequent development of these liabilities may not conform to the assumptions inherent in their determination and, accordingly, may vary from the estimated amounts included in the accompanying consolidated financial statements. To the extent that the actual emerging loss experience varies from the assumptions used in the determination of these liabilities, they are adjusted to reflect actual experience. Such adjustments, to the extent they occur, are reported in the period recognized.

        The Company's liabilities for unpaid losses and LAE include estimates for certain types of latent exposures, such as environmental impairment and asbestos-related claims, relating to business written prior to 1985 and which are generally difficult to establish with traditional reserving techniques.

        The Company wrote policies with environmental impairment and asbestos-related exposures at high attachment levels and obtained reinsurance coverage reducing its net retention to $50,000 per occurrence. Among the complications of reserving for this type of business are a lack of sufficient historical data, long reporting delays, uncertainty as to the number and identity of insureds with potential exposure, and complex, unresolved legal issues regarding policy coverage and the extent and timing of any such contractual liability. Courts have reached different and sometimes inconsistent conclusions as to when a loss occurred and which policies provide coverage, which claims are covered, whether there is an insured obligation to defend, how policy limits are determined, how policy exclusions are applied and interpreted, and whether clean-up costs are includible as insured property damage. These legal issues are not likely to be resolved in the near future.

        The establishment of appropriate reserves is an inherently uncertain process, and there can be no assurance that the ultimate liability, particularly with respect to latent exposures such as environmental impairment and asbestos, will not materially exceed the Company's current liability for unpaid loss and loss adjustment expense reserve estimates and have a material adverse effect on its future results of operations and financial condition. Furthermore, due to the inherent uncertainty of estimating such liabilities, particularly with respect to such latent exposures, it has been, and may over time continue to be, necessary to revise such estimated liabilities. However, on the basis of the Company's internal procedures, which analyze, among other things, its experience with similar cases and historical trends such as reserving patterns, loss payments, pending levels of unpaid claims, and product mix, as well as court decisions, economic conditions and public attitudes, management believes that adequate provision has been made for the Company's liabilities for unpaid losses and LAE as of December 31, 1997.

Foreign Currency

        Transactions denominated in foreign currencies are translated at the rate of exchange at the transaction date. Revenues and expenses are translated at average exchange rates. Assets and liabilities are translated at the exchange rates in effect at the balance sheet date.

Earnings per Share

        In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share", which the Company implemented in 1997. SFAS No. 128 establishes standards for computing and presenting earnings per share. Primary earnings per share have been replaced by basic earnings per share and calculated by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Fully diluted earnings per share have been replaced by diluted earnings per share and calculated by including additional common shares that would have been outstanding if potentially dilutive shares had been issued during the period. Prior period earnings per share were not affected by the adoption of SFAS No. 128.

New Accounting Standards

        In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income", which requires enterprises to disclose comprehensive income and its components in a prominent position on the face of the financial statement. The Company will implement this statement in 1998. This statement relates to presentation of information and will have no impact on results of operations or financial condition.

        In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information", which will be effective for the Company beginning January 1, 1998. SFAS No. 131 redefines how operating segments are determined and requires disclosure of certain financial and descriptive information about a company's operating segments. This statement relates to presentation of information and will have no impact on results of operations or financial condition. Interim financial information will be required beginning in 1999 (with comparative 1998 information). The Company is currently evaluating the segment information disclosures required by SFAS No. 131.

        In December of 1997, the American Institute of Certified Public Accountants issued Statement of Position No. 97-3 "Accounting by Insurance and Other Enterprises for Insurance- related Assessments" ("SOP 97-3"). SOP 97-3 establishes standards for accounting for guaranty-fund and certain other insurance related assessments. SOP 97-3 is effective for fiscal years beginning after December 15, 1998 and requires any impact of adoption to be reported as a change in accounting principle. The adoption of this statement is not expected to have a material effect on the Company's results of operations or financial condition.

2.     Investments

        The major categories of net investment income are summarized as follows:


                                              Year ended December 31
                                      1997             1996             1995
                                      --------------------------------------
                                              (Dollars in thousands)

Fixed maturities                    $ 16,384         $ 16,256         $ 15,245
Cash, cash equivalents
  and short-term investments           1,684            1,117            1,610
Total investment income               18,068           17,373           16,855
Less related expenses                 (1,007)            (920)          (1,016)
Net investment income               $ 17,061         $ 16,453         $ 15,839


        The gross realized gains and losses from sales of fixed maturity securities are as follows:

                                            Year ended December 31
                                     1997            1996            1995
                                     ------------------------------------
                                            (Dollars in thousands)

Gross realized gains               $ 7,530         $ 3,074         $ 4,306
Gross realized losses               (1,342)         (1,871)           (659)
Net realized gains on sales        $ 6,188         $ 1,203         $ 3,647


        At December 31, 1997 and 1996, the amortized cost and estimated fair values of investments in fixed maturities, by categories of securities, and short-term investments were as follows:

                                                           Gross              Gross          Estimated
                                        Amortized       Unrealized         Unrealized          Fair
                                           Cost            Gains             Losses            Value
                                       -----------      ----------         ------------      ----------
                                                            (Dollars in thousands)
December 31, 1997
U.S. Treasury securities and
    obligations of U.S. government
    corporations and agencies           $  78,623        $     667         $     (22)        $  79,268
Debt securities issued
    by foreign governments                  5,857              130                (6)            5,981
Tax-exempt obligations of states
    and political subdivisions            108,194            4,322                             112,516
Mortgage-backed securities                 47,488              501               (47)           47,942
Corporate securities                       34,344              617              (115)           34,846
                                          274,506            6,237              (190)          280,553
Short-term investments                        257                                                  257
                                        $ 274,763        $   6,237         $    (190)        $ 280,810

                                                           Gross              Gross           Estimated
                                       Amortized        Unrealized         Unrealized           Fair
                                          Cost             Gains             Losses            Value
                                       ---------        ----------         ----------         ----------
                                                              (Dollars in thousands)
December 31, 1996
U.S. Treasury securities and
  obligations of U.S. government
  corporations and agencies             $  55,845        $     826         $     (87)        $  56,584
Debt securities issued by
  foreign governments                       5,747              186               (10)            5,923
Tax-exempt obligations of states
  and political subdivisions              141,686            4,718               (69)          146,335
Mortgage-backed securities                 43,381              294              (214)           43,461
Corporate securities                       27,856              345              (340)           27,861
                                          274,515            6,369              (720)          280,164
Short-term investments                        307                                                  307
                                        $ 274,822        $   6,369         $    (720)        $ 280,471

        At December 31, 1997, the amortized cost and estimated fair value of fixed maturities, by contractual maturity, are shown below. Expected maturities, which are best estimates, will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties.

                                                  December 31, 1997
                                               Amortized         Fair
                                                 Cost           Value
                                               ---------        ------
                                                (Dollars in thousands)

Due in one year or less                       $    279        $    286
Due after one year through five years           65,562          66,567
Due after five years through ten years          95,153          97,677
Due after ten years                             66,024          68,081
                                               227,018         232,611
Mortgage-backed securities                      47,488          47,942
Total                                         $274,506        $280,553

        At December 31, 1997, investments in Federal National Mortgage Association securities aggregating $11.8 million represented the only investments in any entity in excess of 10.0% of stockholders' equity other than those investments issued or guaranteed by the U.S. government.

Securities on Deposit

        At December 31, 1997 and 1996, securities with a fair value of approximately $19.3 million and $18.6 million, respectively were on deposit with various state or governmental insurance departments in order to comply with statutory insurance laws.

3.   Losses and Loss Adjustment Expenses

        The following table provides a reconciliation of beginning and ending loss and LAE reserve balances of the Company for each of the years in the three-year period ended December 31, 1997 as computed in accordance with GAAP.





                                                   1997            1996            1995
                                                   ----            ----            ----
Gross reserves for losses and
  LAE at the beginning of the year               $309,259        $308,886        $315,691
Ceded reserves for losses and
  LAE at the beginning of the year                137,952         152,975         169,889
Net reserves for losses and
  LAE at the beginning of the year                171,307         155,911         145,802
Add: Provision for losses and
  LAE for claims occurring in:
     The current year                              64,222          53,402          50,424
     Prior years                                    6,793           4,298             392
        Total net incurred losses and LAE          71,015          57,700          50,816
Less: Losses and LAE payments
  for claims occurring in:
     The current year                              13,932          11,520          11,796
     Prior years                                   40,289          30,784          28,911
        Total net paid losses and LAE              54,221          42,304          40,707
Reserves for net losses and
  LAE at end of year                              188,101         171,307         155,911
Reinsurance recoverable on unpaid losses          140,810         137,952         152,975
Reserves for gross losses
  and LAE at end of year                         $328,911        $309,259        $308,886



        The provision for losses and LAE for claims occurring in prior years shows an unfavorable development of $6.8 million in 1997. The unfavorable development resulted principally from a pre-1985 book of Casualty business and certain pre-1987 reinsurance-assumed business, both previously discontinued.




        The following table provides a reconciliation of beginning and ending loss and LAE reserve balances of the Company for each of the years in the three-year period ended December 31, 1997 for environmental impairment and asbestos-related liabilities.

         Reconciliation of Environmental Impairment and Asbestos-related
                 Liability for Loss and Loss Adjustment Expenses
                             (Dollars in thousands)



                                                            Year ended December 31,
Environmental Impairment Liability
                                                       1997         1996         1995
                                                       ----         ----         -----
Gross reserves for losses and
  LAE at the beginning of the year                  $ 12,981     $ 11,938     $ 14,200
Ceded reserves for losses and
  LAE at the beginning of the year                     4,177        3,958        5,100
Net reserves for losses and
  LAE at the beginning of the year                     8,804        7,980        9,100
Add: Provision for losses and
  LAE for claims occurring in prior years               (845)       1,598            3
Less: Losses and LAE payments
  for claims occurring in prior years                  1,159          774        1,123
Reserves for net losses and LAE at end of year         6,800        8,804        7,980
Reinsurance recoverable on unpaid losses               5,200        4,177        3,958
Reserves for gross losses and LAE at end of year    $ 12,000     $ 12,981     $ 11,938





                                                          Year ended December 31,
Asbestos-related Liability
                                                       1997         1996         1995
                                                       ----         ----         -----
Gross reserves for losses and
  LAE at the beginning of the year                  $  4,121     $  1,700     $  4,050
Ceded reserves for losses and
  LAE at the beginning of the year                     3,110        1,060        3,350
Net reserves for losses and
  LAE at the beginning of the year                     1,011          640          700
Add: Provision for losses and
  LAE for claims occurring in prior years                847          583          612
Less: Losses and LAE payments for
  claims occurring in prior years                        143          212          672
Reserves for net losses and LAE at end of year         1,715        1,011          640
Reinsurance recoverable on unpaid losses               2,500        3,110        1,060
Reserves for gross losses and LAE at end of year    $  4,215     $  4,121     $  1,700



        At December 31, 1997, the reserve for unpaid environmental impairment losses and related LAE was approximately $6.8 million, net of reinsurance recoverables deemed probable of collection by the Company of approximately $5.2 million. The range of gross reserves for unpaid environmental impairment losses and LAE is estimated to be $12.0 million to $20.0 million and the range of reserves, net of reinsurance recoverable, for unpaid environmental impairment losses and LAE is estimated to be approximately $6.8 million to $9.5 million.

        At December 31, 1997, the reserve for unpaid asbestos- related losses and related LAE was $1.7 million, net of reinsurance recoverables deemed probable of collection by the Company of approximately $2.5 million. The range of gross reserves for unpaid asbestos-related losses and LAE is estimated to be $4.2 million to $9.4 million and the range of reserves, net of reinsurance recoverable, for unpaid asbestos-related losses and LAE is estimated to be approximately $1.7 million to $3.3 million.

        There are significant uncertainties in estimating the amount of the Company's environmental impairment and asbestos- related liabilities resulting from a lack of historical data, long reporting delays, uncertainty as to the number and identity of insureds with potential exposure, and complex, unresolved legal issues regarding policy coverage and the extent and timing of any such contractual liability. Courts have reached different and sometimes inconsistent conclusions as to when a loss occurred and what policies provide coverage, what claims are covered, whether there is an insured obligation to defend, how policy limits are determined, how policy exclusions are applied and interpreted, and whether cleanup costs are includible as insured property damage. These issues are not likely to be resolved in the near future. As a result of these issues, the ultimate number and cost of these claims may generate losses that vary materially from the amounts currently recorded and could have a material adverse effect on the Company's results of operations and financial condition. While management believes the Company's reserves for these coverages are appropriately established, because of the uncertainty of circumstances surrounding many critical factors that affect environmental impairment and asbestos-related liabilities, there can be no assurance that the Company's reserves for and losses from these claims will not increase in the future.




4.     Reinsurance

        Certain premiums and losses are assumed from and ceded to other insurance companies under various reinsurance agreements. The Company cedes a portion of its business through quota share treaties, excess of loss treaties and facultative placements, and generally retains net amounts of risk ranging from $100,000 to $500,000 per risk.

        The following table sets forth the significant reinsurance receivables due from reinsurers as of December 31, 1997.




                                                  Year ended December 31, 1997
                                                      (Dollars in thousands)
                                                   Reinsurance      A.M. Best's
Reinsurer                                          Receivables        Rating
                                                   -----------      -----------

American Re-Insurance Company                      $   19,684          A+
Signet Star Reinsurance Corporation                    10,853          A
Odyssey Reinsurance Corporation                        10,507          A -
St. Paul Fire and Marine Insurance Company             10,224          A+
First Excess & Reinsurance Corporation                  9,430          A
Lloyd's Underwriters                                    9,310          *
Great Lakes American Reinsurance Company                8,884          A -
Swiss Reinsurance America Corp.                         7,589          A






*  A.M. Best does not assign ratings to Lloyd's syndicates.

        The amount and cost of reinsurance available to companies specializing in property and casualty insurance are subject, in large part, to prevailing market conditions beyond the control of the Company. The Company's ability to provide insurance at competitive premium rates and coverage limits on a continuing basis depends to a significant extent upon its ability to obtain adequate reinsurance in amounts and at rates that will not adversely affect its competitive position.

        For the years ended December 31, 1997, 1996 and 1995, amounts relating to assumed and ceded reinsurance premiums written and earned and losses and LAE incurred reflected in the accompanying consolidated statements of income approximated the following:




                                      Year ended December 31,
                                1997           1996           1995
                                ----           ----           ----
                                     (Dollars in thousands)

Premiums Written:
  Assumed                     $ 3,315        $ 2,390        $ 2,076
  Ceded                        45,792         62,330         66,805
Premiums Earned:
  Assumed                     $ 3,715        $ 2,209        $ 1,715
  Ceded                        48,179         63,824         66,064
Losses & LAE Incurred:
  Assumed                     $14,617        $ 4,455        $ 2,585
  Ceded                        46,569         42,052         52,089



        At December 31, 1997 the Company held letters of credit of approximately $7.7 million securing amounts due from reinsurers.

        During 1997, Associated maintained a six-layer property catastrophe reinsurance program which covered 95% of the annual aggregate amount of property claims up to $138.0 million per occurrence, subject to a retention of $2.5 million per occurrence.




        Associated limits its net retention to $100,000 per risk for difference in conditions ("DIC"). Until October 1, 1996, Associated retained $250,000 per risk for casualty, architects' and engineers' professional liability, specialty lines, and commercial auto and up to $500,000 per risk for non-DIC property policies. Calvert reinsured various lines of business through quota share treaties, excess of loss treaties and facultative placements which limited Calvert's net retention per risk to a maximum of $200,000 for property and casualty.

        Effective October 1, 1996, the Company's reinsurance program was restructured to provide protection for loss events covering property and casualty classes of business, excluding DIC and certain other property business. The program provides for $24.5 million of coverage in excess of a new retention of $500,000 for each and every event. Certain business is covered by a quota share treaty that limits the Company's net retention per risk to a maximum of $250,000.

        Reinsurance ceded contracts do not relieve the Company of its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of reinsurers to honor their obligations could result in losses to the Company. In addition, as is often the case in the normal course of business, the Company is involved in disputes with reinsurers regarding certain loss recoverables. Although the Company believes that such issues will be resolved in the Company's favor, there can be no assurance that the Company will prevail; an unfavorable resolution could have a material effect on the Company's financial statements.

5.     Federal Income Taxes

        The Company uses an asset and liability approach for financial accounting and reporting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these temporary differences are expected to reverse. The principal assets and liabilities giving rise to such differences are loss and LAE reserves, unearned premiums, deferred policy acquisition costs, and net unrealized investment gains (losses).

        The components of the net deferred income tax asset are as follows:

                                            Year ended December 31,
                                            1997              1996
                                            ----              ----
                                            (Dollars in thousands)

Discount on loss reserves                 $ 12,769         $ 12,270
Unearned premium reserve                     3,204            3,477
Alternative minimum tax credit               1,099            1,099
Other, net                                     130              129
Deferred income tax asset                   17,202           16,975
Deferred policy acquisitions costs          (4,147)          (4,345)
Unrealized gains on investments             (2,117)          (1,977)
Other, net                                    (369)            (371)
Deferred income tax liability               (6,633)          (6,693)
Net deferred income tax asset             $ 10,569         $ 10,282

        The Company has not established a valuation reserve because it believes, based on its tax-planning strategies and projected future earnings, that it is likely that the net deferred tax asset will be fully realized.

        A reconciliation of income taxes computed at the statutory federal income tax rate to the income tax provision is presented below:

                                       1997                      1996                      1995
                                   % of Pre-Tax              % of Pre-Tax              % of Pre-Tax
                               Amount        Income      Amount        Income      Amount        Income
                               --------------------      --------------------      --------------------
                                                        (Dollars in thousands)
Taxes based on statutory
 federal income tax rate      $ 3,767         35.0%     $ 2,176         35.0%     $ 5,909         35.0%
Add (deduct):
   Tax exempt interest         (1,994)       (18.5)      (2,338)       (37.6)      (2,131)       (12.6)
   Other, net                     196          1.8          215          3.5          181          1.1
Total income taxes            $ 1,969         18.3%     $    53          0.9%     $ 3,959         23.5%

6.     Long-Term Debt

        In September 1995, the Company purchased 1.5 million shares of its common stock beneficially owned by Willis Corroon Group plc for a purchase price of $25.5 million, including related expenses. The Company financed its purchase through an unsecured term loan from commercial lending institutions. This loan matures in varying amounts through 2002 with interest payable at least quarterly. The term loan interest rate is equivalent to either the bank's prime rate or the London Interbank Offered Rate ("LIBOR") plus 1%, at the discretion of the Company. The term loan agreement contains certain restrictive covenants, including restrictions on the Company's ability to declare or pay any cash dividends to its shareholders. As of December 31, 1997, the weighted average interest rate was 6.89%, and the fair value of the loan approximated the carrying value.

       Principal payments due on the term loan are as follows:

 Year ending December 31,          Principal Amount
                                (Dollars in thousands)
       1998                          $ 3,625
       1999                            4,125
       2000                            4,625
       2001                            5,000
       2002                            3,750
       Total                         $21,125

        In October 1995, the Company entered into an interest rate swap agreement with a commercial lending institution in order to reduce the impact of interest rate fluctuations on the Company's term loan. The interest rate swap was effected with respect to the first $15.5 million of scheduled principal amortizations of the $25.5 million loan. The impact of the swap was to create an effective fixed rate of 6.97% on the $15.5 million principal amount. As of December 31, 1997, the fair value of the interest rate swap approximated the carrying value.

7.     Fair Value of Financial Instruments

        The Company follows SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments." SFAS No. 119 requires disclosure of an estimate of the fair value of financial instruments. The Statement defines the fair value of financial instruments as the amount at which the instruments could be exchanged in a current transaction between willing parties. The following table summarizes the carrying amount and estimated fair value of the Company's financial instruments at December 31, 1997 and 1996.

                                          Year ended December 31
                                     1997                        1996
                                          (Dollars in thousands)
                            Carrying     Estimated      Carrying     Estimated
                             Amount      Fair Value      Amount      Fair Value
                            --------     ----------     --------     ----------

Financial assets:
 Investments and cash       $313,082      $313,082      $303,869      $303,869
Financial liabilities:
 Long-term debt               21,125        21,129        24,625        24,651

        The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Investments and cash

        The fair values of fixed maturities are based on quoted market prices. The fair value of short-term instruments approximates amortized cost. The fair value of cash and cash equivalents approximates amortized cost.

Long-term debt

        The fair value of the Company's long-term debt is estimated based on the quoted market prices for the same or similar issues or on current rates offered to the Company for debt of the same maturities. The fair value includes the effect of the interest rate swap.

8.     Commitments and Contingencies

Leases

        The Company and its subsidiaries lease certain office facilities and computer equipment. Minimum rental commitments for these leases, exclusive of escalations due to real estate taxes and operating expenses, are as follows:


   Year ending December 31,         (Dollars in thousands)
         1998                                 $1,163
         1999                                  1,130
         2000                                    964
         2001                                    755
         2002                                    784
         Thereafter                            4,728

                                              $9,524

        Total rent expense for all leases was $1,469,000, $1,310,000 and $959,000 in 1997, 1996 and 1995, respectively.

9.     Dividends and Stockholders' Equity

Dividends

        Associated, a California domiciled company, and Calvert, a Pennsylvania domiciled company, are required to file with the Department of Insurance of various states an annual convention statement, which is prepared in conformity with accounting practices prescribed or permitted by the respective states. These practices vary from GAAP principally in that policy acquisition costs are charged to expense when incurred, deferred federal income taxes are not recognized, investments are reflected at amortized cost, and nonadmitted assets are excluded from the balance sheet.

        Under state insurance laws of Pennsylvania, the maximum amount of dividends which can be paid by Pennsylvania-domiciled insurance companies without prior approval of the Insurance Commissioner is limited to the greater of 10% of surplus as regards policyholders as of the preceding year end or the insurance company's net income for the previous year. Under state insurance laws of California, Associated is permitted to pay as dividends to the Company, after advance notice to the California Insurance Department, an amount equal to the greater of 10% of Associated's policyholders surplus at the end of the preceding year or its statutory net income for the preceding year. Dividends in excess of these amounts require the prior approval of the California Insurance Department. Dividends may be paid only out of earned surplus. As such, at December 31, 1997, the maximum amount of dividends that Associated could pay in 1998 without California Insurance Department approval amounted to approximately $9.0 million and the maximum amount of dividends that Calvert could pay in 1998 without Pennsylvania Insurance Department approval amounted to approximately $2.0 million.

Stockholders' Equity

        A reconciliation of the two insurance subsidiaries' net income and stockholders' equity for each of the years in the three years ended December 31, 1997 and as of December 31, 1997 and 1996, as reported to the various regulatory authorities in accordance with SAP, to the related GAAP amounts included in the accompanying consolidated financial statements is as follows:


                                                                                          Stockholders'
                                               Net Income                                    Equity
                                          1997           1996           1995           1997            1996
                                          ----           ----           ----           ----            ----
                                                                (Dollars in thousands)
Associated's and Calvert's
  statutory basis amounts             $  11,013       $   7,298       $  13,876       $  87,705      $  82,566
Add (deduct):
  Deferred policy
     acquisition costs                     (566)            233           2,388          11,849         12,415
     Deferred income taxes                  426             341            (728)         11,602         11,175
     Nonadmitted assets                                                                   2,781          3,090
     Unauthorized reinsurance                                                             3,862          3,980
     Foreign currency
        translation adjustment                7             (68)           (110)
     Unrealized investment gains                                                          3,931          3,672
     Net income - non
        insurance subsidiaries              794             816
     Other, net                            (197)            (67)             25              98            (33)
Associated's and Calvert's
     GAAP amounts                        11,477           8,553          15,451         121,828        116,865
Holding Company:
     Non-insurance
        company expenses                 (2,683)         (2,390)         (2,526)
     GAAP equity                                                                        (17,319)       (21,729)
Consolidated amounts
     -- GAAP basis                    $   8,794       $   6,163       $  12,925       $ 104,509      $  95,136


10.    Shareholder Rights Plan

        In June 1995, the Board of Directors declared a dividend of one right for each outstanding share of Common Stock. Each right entitles the holder to purchase from the Company a unit consisting of 1/100 of a share of Junior Participating Cumulative Preferred Stock at a price of $50 per unit. Initially, the rights will not be exercisable and will trade with the Common Stock. In the event a person or group acquires 20% or more of the Common Stock, or commences a tender offer for the outstanding shares, the rights become exercisable.

        If a person or group acquires 20% or more of the Common Stock, the rights will entitle a holder (other than the acquiring person or group of acquiring persons) to buy shares of Common Stock having a market value of twice the exercise price of the right. If the Company is subsequently involved in a merger or other business combination with a holder of 20% or more of the stock of the Company, the rights will entitle a holder to buy shares of common stock of the acquiring corporation having a market value of twice the exercise price of the right.

        The rights may be redeemed by the Company at $.001 per right at any time prior to the acquisition by any person or group of 20% or more of the Company's shares. The rights have no voting power and will expire in June 2005, if not previously redeemed.

11.    Property and Equipment

        Property and equipment is classified with other assets in the accompanying consolidated balance sheets and is stated at cost, net of accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related property and equipment and ranges principally from three to seven years.

        Property and equipment, included in Other assets in the balance sheet, is comprised of the following:

                                                    Year ended December 31,
                                                        1997       1996
                                                        ----       ----
                                                    (Dollars in thousands)

Furniture, fixtures and leasehold improvements        $2,539      $2,475
Computers                                              2,074       1,011
Office equipment                                         416         354
                                                       5,029       3,840
Less:  Accumulated depreciation and amortization       1,715       1,116
                                                      $3,314      $2,724

12.    Stock Option and Restricted Stock Plans

        The Company's stock option plans provide for granting of stock options to key employees and non-employee directors. Options are granted at a price not less than the market price on the date of grant. Options that have been granted under the plans will become exercisable in four annual installments of 25% each commencing on the second anniversary of the date of grant and will expire ten years from the date of grant.

        The Company's restricted stock award plan provides for the granting of up to 100,000 shares of common stock to key employees, subject to restrictions as to continuous employment except in the case of death or normal retirement. Restrictions generally expire over a five-year period from date of grant. Compensation expense is recognized over the restriction period. As of December 31, 1997, 76,500 shares are available for issuance under the plan.

        The Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 provides an option either to continue the Company's current method of accounting for stock-based compensation, or to adopt the fair value method of accounting for stock-based employee compensation plans, which would require the Company to expense the fair value of its stock options at the date of grant over the vesting period.

        The Company has continued to elect to follow Accounting Principle Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for its stock option and restricted stock plans. Accordingly, no compensation expense has been recognized for its stock-based compensation plans other than for restricted stock awards. Although the Company elected to continue to follow APB No. 25, it is required to provide additional disclosures including pro forma net income and earnings per share as if the Company adopted the fair value method for recognition purposes in 1995.

        A summary of stock option activity as of December 31, 1997, follows:

                                                            Weighted Average of
                               Available                     Exercise Price of
                              for Option     Outstanding    Outstanding Options
                              ----------     -----------    ------------------

Balance, December 31, 1994        34,000        366,000       $   13.18
  Authorized                     100,000
  Granted                       (114,000)       114,000           14.89
  Cancelled                       21,000        (21,000)          13.07

Balance, December 31, 1995        41,000        459,000           13.61
  Authorized                     250,000
  Granted                       (162,500)       162,500           17.44
  Exercised                                      (3,925)          13.00
  Cancelled                       59,250        (59,250)          15.03

Balance, December 31, 1996       187,750        558,325           14.58
  Granted                        (46,500)        46,500           16.02
  Exercised                         --          (32,500)          13.00
  Cancelled                       41,250        (41,250)          15.18

Balance, December 31, 1997       182,500        531,075           14.76

        The following table summarizes outstanding and exercisable options as of December 31, 1997.

                                Options Outstanding                        Options Exercisable
                                     Weighted
          Range of                    Average         Weighted                         Weighted
Year of   Exercise      Number       Remaining         Average            Number        Average
of Grant   Prices    Outstanding  Contractual Life  Exercise Price      Exercisable   Exercise Price
-------   --------   ----------   ----------------  --------------      -----------   --------------
1993      $13          209,825           6.00          $13.00             148,263        $13.00
1994      $13 - $15     57,500           6.45           14.11              28,750         14.11
1995      $13 - $16    100,250           7.48           14.88              50,125         14.88
1996      $14 - $20    122,000           8.36           17.44              30,500         17.44
1997      $13 - $17     41,500           9.85           16.31                  -          16.31
                       531,075                                            257,638


        The pro forma net income and basic earnings per share determined consistent with SFAS No. 123 is as follows:

       Pro forma (1)               1997       1996      1995
       Net income                  $8,583     $5,974    $12,880
       Basic earnings per share    $1.28      $.90      $1.68

(1) During the initial phase-in period of SFAS No. 123, the effects of applying the standard for either recognizing compensation cost or providing pro forma disclosures are not likely to be representative of the effects on reported net income for future years, based on the fact that options vest over several years and additional awards generally are made each year.

        The weighted average fair value of options granted during 1997, 1996 and 1995 were $6.62, $7.64 and $6.29, respectively. The Black-Scholes option-pricing model was used with the following weighted average assumptions: volatility of 22.8%, and risk-free interest rate of 5.99% in 1997; volatility of 24.3%, and risk-free interest rate of 6.81% in 1996; volatility of 24.3%, and risk-free interest rate of 6.18% in 1995. For all periods, a seven-year life is assumed.

13.    Employee Benefits and Incentive Bonus Plans

       The Company maintains a defined contribution retirement 401(k) & Profit Sharing Plan. Participation in the plan is available to all employees upon their satisfaction of specified eligibility requirements. Under the 401(k) component of the plan, the Company matches, on a dollar-for-dollar basis, each employee's contribution up to 3% of eligible compensation. Under the profit sharing component of the plan, annual contributions may be authorized by the Board of Directors based upon the Company's performance for the relevant year. The Company's costs are charged to income and amounted to $0.5 million in 1997, $0.5 million in 1996 and $0.4 million in 1995.

       The Company maintains an annual incentive bonus plan for officers and other key employees. Bonuses are based upon predetermined objectives established by the Compensation Committee. The Company's total incentive bonus plan expense for the years ended December 31, 1997, 1996 and 1995 was $0.4 million, $0.6 million and $1.6 million, respectively.

14.    Concentrations of Business

       Gross premiums written in the State of California amounted to approximately $59,696,000, $68,663,000 and $76,396,000 in 1997, 1996 and 1995,
respectively. In the State of New York, the Company's gross premiums written were $11,190,000, $11,975,000 and $20,141,000 for the years ended December 31,
1997, 1996 and 1995, respectively. Gross premiums written in any other state do not exceed 10% of gross premiums written.

       The Company's architects' and engineers' professional liability insurance business is produced by Risk Administration and Management Company ("RAMCO"), an unaffiliated managing general agent. For the years ended December 31, 1997, 1996 and 1995, direct premiums written by RAMCO for the Company amounted to approximately $17,704,000, $17,843,000 and $14,452,000, respectively.

15.    Quarterly Financial Information (unaudited)

       Quarterly financial information (unaudited) for the year ended December 31, 1997 is presented below:

                                           Three months ended
                                       March 31,    June 30,    Sept. 30,      Dec. 31,
                                         1997         1997         1997          1997
                                       --------     --------    ---------      --------
                              (Dollars and shares in thousands, except per share amounts)
Gross premiums written                   $35,651      $40,747      $37,290      $32,438
Net premiums written                      24,423       27,209       28,223       20,479
Net premiums earned                       23,101       25,917       27,783       27,445
Net investment income                      4,170        4,315        4,344        4,232
Realized gains on investments                 17           12        2,601        3,558
Other income                                 242          256          296          185
  Total revenues                          27,530       30,500       35,024       35,420
Income before income taxes                 2,740        2,475        5,019          529
Net income                                 2,171        2,167        3,697          759
Basic earnings per share                 $  0.33      $  0.32      $  0.55      $  0.11
Weighted average shares outstanding        6,663        6,688        6,688        6,686

      Quarterly financial information (unaudited) for the year ended December 31, 1996 is presented below:

                                            Three months ended
                                          March 31,      June 30,         Sept. 30,        Dec. 31,
                                             1996          1996              1996            1996
                                          ---------      --------         --------         ---------
                                            (Dollars and shares in thousands, except per share amounts)
Gross premiums written                     $ 34,919        $ 39,017         $ 44,807        $ 38,194
Net premiums written                         21,213          22,585           28,165          22,644
Net premiums earned                          21,951          21,180           22,292          22,506
Net investment income                         4,159           3,921            4,065           4,308
Realized gains (losses)
  on investments                                802            (190)               4             587
Other income                                    270             285              389             115
  Total revenues                             27,182          25,196           26,750          27,516
Income (loss) before income taxes             4,658            (294)           2,249            (397)
Net income                                    3,505             337            1,986             335
Basic earnings per share (1)               $   0.53        $   0.05         $   0.30        $   0.05
Weighted average shares outstanding           6,648           6,656            6,660           6,661


(1) As a result of the Company's purchase of its Common Stock, the average number of shares outstanding varies from quarter to quarter, and the sum of the quarterly earnings per common share may not equal the total for the year.


16.    Subsequent Event

        In February 1998, the Company agreed to acquire The First Reinsurance Company of Hartford ("FRH") and certain affiliated entities from Dearborn Risk Management, Inc. for a combination of cash and preferred stock valued at $43.6 million, plus certain other performance-driven contingent consideration.

        The purchase consideration of $43.6 million consists of $31.9 million of cash and $11.7 million fair value of a new issue of Gryphon perpetual convertible preferred stock. The preferred stock, which will have a face amount of $14.4 million, will be convertible into 643,672 shares of the Company's common stock, reflecting a conversion price of $22.44 per share. No cash dividends will be paid or owed during the first four and one-half years; a cash dividend at the rate of 4.0% of the face amount will be paid thereafter. The preferred shares, which are non- callable for three years, have no sinking fund or mandatory redemption features. In connection with the transaction, Gryphon intends to enter into a $55 million credit facility with a group of financial institutions, the proceeds of which will be used to pay the cash portion of the purchase price and to repay existing bank borrowings.

        The acquisition will be accounted for by the purchase method of accounting under Opinion No. 16, "Business Combinations," of the Accounting Principles Board of the American Institute of Certified Public Accountants. Under this accounting method, any excess of purchase price over the fair market value of identifiable assets acquired less liabilities assumed will be recorded as goodwill.

        The transaction, which is subject only to regulatory approvals and other customary conditions, is expected to close during the second quarter of 1998.

                      PART 1-FINANCIAL INFORMATION
                Gryphon Holdings Inc. and Subsidiaries
                     Consolidated Balance Sheet

                                                        September 30,          December 31,
Assets                                                     1998                   1997
                                                           ----                   ----
Investments:                                                  (Dollars in thousands)
  Fixed maturities, available for sale,
  at fair value (amortized cost: 9/30/98
  - $371,714; 12/31/97 - $274,506)                       $ 385,403             $ 280,553
  Short-term investments, at cost, which
  approximates market                                          233                   257
  Equity securities, available for sale, at
  fair value (cost: 9/30/98 - $882)                            901                  --
Total investments                                          386,537               280,810
Cash and cash equivalents                                   16,733                32,272
Accrued investment income                                    5,340                 4,071
Premiums receivable                                         36,242                16,151
Reinsurance recoverable on paid losses                      17,068                18,261
Reinsurance recoverable on unpaid losses                   201,051               140,810
Prepaid reinsurance premiums                                34,794                16,573
Deferred policy acquisition costs                           12,746                11,849
Deferred income taxes                                       15,216                10,569
Income taxes receivable                                      1,030                  --
Goodwill                                                    11,368                 1,409
Other assets                                                 9,872                 6,210
Total assets                                             $ 747,997             $ 538,985

Liabilities and Stockholders' Equity
Policy liabilities:
   Unpaid losses and loss adjustment expenses            $ 448,636             $ 328,911
   Unearned premiums                                        91,555                62,351
Total policy liabilities                                   540,191               391,262
Reinsurance balances payable                                23,212                12,179
Income taxes payable                                          --                     389
Long-term debt                                              55,000                21,125
Other liabilities                                           13,918                 9,521
Total liabilities                                          632,321               434,476
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $.01 par value; 1,000,000
  shares authorized;14,444 issued and outstanding           11,741                  --
    Common stock, $.01 par value; 15,000,000 shares
           authorized; 8,148,050 shares issued                  81                    81
    Additional paid-in capital                              30,581                30,742
    Accumulated other comprehensive income,
    net of tax                                               8,342                 3,585
    Deferred compensation                                     (234)                 (151)
    Retained earnings                                       89,080                95,065
    Treasury stock, at cost; shares 1998:
    1,407,821; 1997: 1,461,169                             (23,915)              (24,813)
Total stockholders' equity                                 115,676               104,509
Total liabilities and stockholders' equity               $ 747,997             $ 538,985

See accompanying notes to consolidated financial statements. The interim financial statements are unaudited.

                     Gryphon Holdings Inc. and Subsidiaries
                        Consolidated Statements of Income

                                                   Three months ended                  Nine months ended
                                                       September 30,                      September 30,
                                                 1998              1997              1998               1997
                                                 ----              ----              ----               ----
                                                             (Dollars and shares in thousand,
                                                                  except per-share data)
Revenues
Gross premiums written                       $  48,629          $  37,290         $ 127,137          $ 113,688
Net premiums written                            29,123             28,223            76,089             79,855

Net premiums earned                             28,418             27,783            72,849             76,801
Net investment income                            5,407              4,344            13,809             12,829
Realized gains on investments                      648              2,601             1,945              2,630
Other income                                      --                  296              --                  794
Total revenues                                  34,473             35,024            88,603             93,054

Expenses
Losses and loss adjustment
expenses                                        21,225             17,895            63,946             47,862
Underwriting, acquisition, and
insurance expenses                              12,089             11,712            34,265             33,730
Interest expense                                   819                398             1,508              1,228
  Total expenses                                34,133             30,005            99,719             82,820

Income (loss) before income
taxes                                              340              5,019           (11,116)            10,234
Provision for income taxes
(benefit):
  Current                                          486                872            (1,226)             2,070
  Deferred                                        (970)               450            (4,136)               129
Total income taxes (benefit)                      (484)             1,322            (5,362)             2,199

Net income (loss) before accretion
of preferred stock                           $     824          $   3,697         ($  5,754)         $   8,035
Accretion of preferred stock                       111                                  111
Net income (loss) attributable to
common stockholders                                713              3,697            (5,865)             8,035
Other comprehensive income, net of tax:
  Unrealized investment gains (losses),
  net of reclassification
  adjustments                                    4,879              1,284             4,872                698
  Foreign currency translation
  adjustments                                     (162)                 3              (237)                (9)

Comprehensive income (loss)                  $   5,430          $   4,984         ($  1,230)         $   8,724

Basic net earnings (loss)
per share                                    $    0.11          $    0.55         ($   0.87)         $    1.20

Diluted net earnings (loss)
per share                                    $    0.11          $    0.55         ($   0.87)         $    1.20

Basic comprehensive income (loss)
per share                                    $    0.81          $    0.75         ($   0.18)         $    1.31

Diluted comprehensive income (loss)
per share                                    $    0.75          $    0.75         ($   0.18)         $    1.31

Weighted average shares
outstanding                                      6,740              6,688             6,726              6,680


See accompanying notes to consolidated financial statements. These statements are unaudited.

                           Gryphon Holdings Inc. and Subsidiaries
                           Consolidated Statements of Cash Flows

                                                            Nine months ended September 30,
                                                                1998               1997
                                                                ----               ----
                                                                (Dollars in thousands)
Operating activities
Net (loss) income                                            ($  5,865)          $   8,035
Adjustments to reconcile net income to
net cash provided by operating activities:
  Deferred income tax provision                                 (4,136)                129
  Amortization and depreciation                                    696                 573
  Amortization of bond discount, net                               747                 352
  Realized gains on investments                                 (1,945)             (2,630)
  Change in assets and liabilities, net of
  effect of purchase acquisition
    Increase in net policy liabilities                          24,678               2,811
    Increase in premiums receivable                            (11,129)              1,263
    Decrease (increase) in deferred
    acquisition costs                                              739              (1,231)
    Change in other assets and liabilities                      (2,005)             (4,160)
    Increase (decrease) in reinsurance balances
    payable                                                      4,589              (3,940)
    Decrease (increase) in accrued investment
    income                                                        (267)                272
Net cash provided by operating activities                        6,102               1,474

Investing activities
Sales of fixed maturities                                      215,046             304,542
Purchases of fixed maturities                                 (241,373)           (298,471)
Maturities or calls of fixed maturities                           --                 1,800
Payment for the purchase acquisition,
net of cash acquired                                           (39,924)               --
Capital expenditures                                              (562)               (959)
Net cash (used in) provided by investing
activities                                                     (66,813)              6,912

Financing activities
Proceeds from long-term debt                                    55,000                --
Debt issue costs                                                  (686)               --
Repayment of long-term debt                                    (21,125)             (2,625)
Issuance of common stock                                           738                 342
Issuance of preferred stock                                     11,630                --
Deferred compensation                                             (148)                 60
Net cash used in financing activities                           45,409              (2,223)

Effect of exchange rate changes on cash                           (237)                 (9)

Decrease in cash and cash equivalents                          (15,539)              6,154
Cash and cash equivalents at beginning
of period                                                       32,272              23,398
Cash and cash equivalents at end
of period                                                    $  16,733           $  29,552

Supplemental disclosure of cash flow information
Income taxes paid                                            $      75           $     530
Interest paid                                                $   1,508           $   1,228


See accompanying notes to consolidated financial statements. These statements are unaudited.

                  Gryphon Holdings Inc. and Subsidiaries
                Notes to Consolidated Financial Statements

1.      Basis of Presentation

Gryphon Holdings Inc. (the "Company") operates through its main subsidiary, Gryphon Insurance Group Inc., as a specialty property and casualty underwriting organization. The Company's wholly owned insurance company subsidiaries are Associated International Insurance Company ("Associated"), Calvert Insurance Company ("Calvert") and, since July 13, 1998, The First Reinsurance Company of Hartford ("First Re"). The accompanying consolidated financial statements include the accounts and operations of Gryphon Holdings Inc. and its subsidiaries.

2.      Principles of Consolidation

The accompanying consolidated financial statements have been prepared on the basis of generally accepted accounting principles, which as to the three wholly owned insurance company subsidiaries differ from the statutory accounting practices prescribed or permitted by regulatory authorities, and include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

3.      Acquisition

On July 13, 1998, the Company acquired all of the capital stock of The First Reinsurance Company of Hartford, Oakley Underwriting Agency, Inc. and F/I Insurance Agency, Incorporated (collectively, "First Re") from Dearborn Risk Management, Inc. for a combination of cash and preferred stock with an estimated value of $43.6 million, plus certain other performance-driven contingent consideration. First Re, a Connecticut corporation with headquarters in Chicago, is a specialty insurer of professional liability and program risks. Through its affiliate, Oakley Underwriting Agency, First Re provides Directors & Officers and Errors & Omissions coverages for corporations, professional firms, not-for-profit entities, and public entities.

The total estimated purchase consideration of $43.6 million consisted of $31.9 million of cash and $11.7 million fair value of a new issue of Gryphon perpetual convertible preferred stock. The preferred stock, which has a face amount of $14.4 million, is convertible into 643,672 shares of the Company's common stock, reflecting a conversion price of $22.44 per share. No cash dividends will be paid or owed during the first four and one-half years; a cash dividend at a rate of 4.0% of the face amount will be paid thereafter. The discount on the preferred shares attributable to the period in which no cash dividends are paid is accreted over that four and one-half years. The preferred shares, which are non-callable for three years, have no sinking fund or mandatory redemption features. In connection with the transaction, Gryphon entered into a $55.0 million credit facility with a group of financial institutions, the proceeds of which were used to pay the cash portion of the purchase price, including related expenses of the acquisition, and to repay existing bank borrowings.

The acquisition was accounted for by the purchase method of accounting under Opinion No. 16, "Business Combinations," of the Accounting Principles Board of the American Institute of Certified Public Accountants. Under this accounting method, the results of First Re are included in the Financial Statements from the date of the acquisition and any excess of purchase price and direct costs of acquisition over management's preliminary estimates of the fair market value of identifiable assets acquired less liabilities assumed have been recorded as goodwill (approximately $10.0 million) and amortized over 40 years.

As part of the Stock Purchase Agreement the final determination of the purchase price is subject to adjustment due to contingencies. The contingencies include final determination and agreement as to the closing balance sheet amounts. The allocation of the purchase price of the acquisition is subject to revision when additional information concerning asset and liability valuations are obtained.

In addition, the seller may earn additional consideration over the next three years at an amount equal to a multiple of net underwriting income, net of tax, on certain program business. Since any amounts that may become due to the seller under this agreement are entirely contingent upon future performance, no provision for such amounts has been included in the financial statements. The pro forma financial data, which give effect to the acquisition of First Re as though it had been completed January 1, 1997, for the nine months ended September 30, 1998 and 1997 include revenues of $102.4 million and $103.0 million, net income (loss) attributable to common stockholders of $(6.8) million and $8.1 million, basic net earnings (loss) per share of $(1.01) and $1.21, and diluted net earnings (loss) per share of $(1.01) and $1.16, respectively.

The results of operations in the proforma financial data reflect adjustments to give effect to the acquisition as if it had occurred on January 1, 1997, for the amortization of goodwill, interest expense related to the debt incurred to finance the acquisition and their tax effect. In addition, the accretion of preferred stock has been reflected as if it had occurred from January 1, 1997.

The pro forma financial information does not purport to represent what Gryphon's results of operations or financial position would actually have been had the acquisition in fact occurred on January 1, 1997 or to project the company's results of operations or financial position for or at any future period or date.

4.      Investments

The Company's securities are classified as available for sale and reported at fair value, with unrealized gains and losses, net of deferred income taxes, included in stockholders' equity.

Fair values are based on quoted market prices, when available, or estimates based on market prices for similar securities, when quotes are not available. Short-term investments are carried at cost, which approximates their fair value. Realized gains and losses from the sales or liquidation of investments are determined on the basis of the specific identification method and are included in net income. Investment income is recognized when earned. The amortization of premium and accretion of discount for fixed maturity securities are computed utilizing the interest method.



The major categories of net investment income are summarized as follows:

                                            For the three months                    For the nine months
                                             ended September 30,                     ended September 30,
                                          1998                1997               1998                 1997
                                          ----                ----               ----                 ----
                                                              (Dollars in thousands)

Fixed maturities                        $ 5,365             $ 4,151             $13,641             $12,212
Cash, cash equivalents and
short-term investments                      340                 441                 975               1,353
Total investment income                   5,705               4,592              14,616              13,565
Less related expenses                       298                 248                 807                 736
Net investment income                   $ 5,407             $ 4,344             $13,809             $12,829


The gross realized gains and losses from sales of fixed maturity securities are as follows:



                                            For the three months                    For the nine months
                                             ended September 30,                     ended September 30,
                                          1998                1997               1998                 1997
                                          ----                ----               ----                 ----
                                                              (Dollars in thousands)

Gross realized gains                    $ 1,703             $ 2,711             $ 3,332             $ 3,879
Gross realized losses                    (1,055)               (110)             (1,387)             (1,249)
Net realized gain on sales              $   648             $ 2,601             $ 1,945             $ 2,630





At September 30, 1998 and December 31, 1997, the amortized cost and estimated fair values of investments in fixed maturities and equity securities, by categories of securities, and short-term investments were as follows:


                                                               Gross             Gross              Estimated
                                        Amortized            Unrealized        Unrealized             Fair
                                          Cost                 Gains             Losses               Value
                                          ----                 -----             ------               -----
                                                               (Dollars in thousands)

September 30, 1998
Fixed maturities
  U.S. Treasury securities
  and obligations of U.S.
  government corporations and
  agencies                              $  69,770           $   3,334           ($     17)          $  73,087
  Debt securities issued by
  foreign governments                       6,399                 233                --                 6,632
  Tax-exempt obligations of
  states and political
  subdivisions                            148,990               6,699                  (3)            155,686
  Mortgage-backed securities               81,459               1,968                (131)             83,296
  Corporate securities                     65,096               2,091                (485)             66,702
    Total fixed maturities                371,714              14,325                (636)            385,403
Equity securities
  Preferred stock                             882                  19                --                   901
Short-term investments                        233                --                  --                   233
                                        $ 372,829           $  14,344           ($    636)          $ 386,537

December 31, 1997
U.S. Treasury securities and
obligations of U.S. government
corporations and agencies               $  78,623           $     667           ($     22)          $  79,268
Debt securities issued by
foreign governments                         5,857                 130                  (6)              5,981
Tax-exempt obligations of states
and political subdivisions                108,194               4,322                --               112,516
Mortgage-backed securities                 47,488                 501                 (47)             47,942
Corporate securities                       34,344                 617                (115)             34,846
                                          274,506               6,237                (190)            280,553
Short-term investments                        257                --                  --                   257
                                        $ 274,763           $   6,237           ($    190)          $ 280,810

5. Long-Term Debt

In July 1998, the Company borrowed $55.0 million from a group of commercial lending institutions to finance the cash portion of the purchase price, including related expenses, of its acquisition of The First Reinsurance Company of Hartford and its affiliates and repay previously existing bank debt. The loan matures in varying amounts through 2004 with interest payable quarterly. The initial term loan interest rate is equivalent to either the bank's prime rate plus 62.5 basis points or the London Interbank Offered Rate ("LIBOR") plus 162.5 basis points, at the discretion of the Company. The term loan agreement contains certain restrictive covenants, including restrictions on the Company's ability to declare or pay any cash dividends to its shareholders. As of September 30, 1998, the fair value of the loan approximated the carrying value.

Principal payments due on the term loan are as follows:

                                                   Principal Amount
           Year ending December 31,              (Dollars in thousands)
           ------------------------              ----------------------

                   1998                               $      0
                   1999                                      0
                   2000                                  4,000
                   2001                                  6,000
                   2002                                  7,500
                Thereafter                              37,500
                  Total                               $ 55,000

The Company has entered into interest rate swap agreements with commercial lending institutions in order to reduce the impact of interest rate fluctuations on the Company's term loan. The interest rate swaps were effected with respect to the first $43.5 million of scheduled principal amortizations of the $55.0 million loan. The impact of the swap was to create an effective fixed rate of approximately 7.65% on the $43.5 million principal amount.




6.      Earnings Per Share

In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share," which the Company implemented in 1997. SFAS No. 128 establishes standards for computing and presenting earnings per share. Primary earnings per share have been replaced by basic earnings per share and calculated by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Fully diluted earnings per share have been replaced by diluted earnings per share and calculated by including additional common shares that would have been outstanding if potentially dilutive shares had been issued during the period. Prior period earnings per share were not affected by the adoption of SFAS No. 128.

7.      Comprehensive Income

As of January 1, 1998, the Company adopted SFAS No. 130, "Reporting comprehensive Income." This statement establishes standards for the reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income encompasses all changes in shareholders' equity (except those arising from transactions with shareholders) and includes net income, net unrealized capital gains or losses on available-for-sale securities and foreign currency translation adjustments, net of taxes. This new standard changes only the presentation of certain information in the financial statements and does not affect the Company's financial position or results of operations.

The summary of the Accumulated other comprehensive income, net of tax, as reported in the Consolidated Balance Sheets are as follows:



                                       As at September 30,    As at December 31,
                                              1998                   1997
                                              ----                   ----
                                  (Dollars in thousands)  (Dollars in thousands)

Unrealized investment gains,
net of tax                                   $8,925                    $3,931
Foreign currency translation
adjustments, net of tax                        (583)                     (346)
Accumulated other comprehensive
income, net of tax                           $8,342                    $3,585

The following table provides a summary of the components of net unrealized investment gains (losses), as reported in the Consolidated Statements of Income:

                                            For the three months                   For the nine months
                                            ended September 30,                     ended September 30,
                                          1998               1997                1998                 1997
                                          ----               ----                ----                 ----
                                                              (Dollars in thousands)
Unrealized gains arising during the
period (net taxes of $2,784 and
$2,758 in 1998, respectively and
$567 and $187 in 1997, respectively)    $ 5,172             $ 1,053             $ 5,122             $   348
 Less: reclassification
 adjustments for realized
 gains (losses) included in net
 income (net of taxes of $158
 and $134 in 1998, respectively
 and $(124) and $(188) in 1997,
 respectively)                              293                (231)                250                (350)
Net unrealized investment gains
on securities                           $ 4,879             $ 1,284             $ 4,872             $   698


8.      New Accounting Standards

In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information". SFAS No. 131 redefines how operating segments are determined and requires disclosure of certain financial and descriptive information about a company's operating segments. This statement relates to presentation of information and will have no impact on results of operations or financial condition. An annual presentation is required for the year ending December 31, 1998 and interim financial information will be required beginning in 1999 (with comparative 1998 information). The Company is currently evaluating the segment information disclosures required by SFAS No. 131.

In December 1997, the American Institute of Certified Public Accountants issued Statement of Position No. 97-3 "Accounting by Insurance and Other Enterprises for Insurance-related Assessments" ("SOP 97-3"). SOP 97-3 establishes standards for accounting for guaranty-fund and certain other insurance related assessments. SOP 97-3 is effective for fiscal years beginning after December 15, 1998 and requires any impact of adoption to be reported as a change in accounting principle. The adoption of this statement is not expected to have a material effect on the Company's results of operations or financial condition. In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which requires companies to record all derivatives on the balance sheet as either assets or liabilities and measure those instruments at fair value. The manner in which companies are to record gains or losses resulting from changes in the values of those derivatives depends on the use of the derivative and whether it qualifies for hedge accounting. This standard is effective January 1, 2000, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this statement and the potential effect on its financial position and results of operations.

9.      Unaudited Consolidated Financial Statements

In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments necessary to present fairly the results of operations and financial position of the Company for the periods ended September 30, 1998 and 1997. The unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes to financial statements as contained in the Company's 1997 Annual Report on Form 10-K. The results of operations for the period presented are not necessarily indicative of the results to be expected for the entire year.

Item 7b. PRO FORMA CONDENSED FINANCIAL INFORMATION (UNAUDITED)

                                 Introduction

The following Pro Forma Condensed Consolidated Financial Information is based on the historical financial statements of Markel Corporation adjusted to give effect to the acquisition of Gryphon Holdings, Inc. (Gryphon). The Condensed Consolidated Statements of Income for the nine months ended September 30, 1998 and the year ended December 31, 1997 for Gryphon include the effect of Gryphon's July 13, 1998 acquisition of First Reinsurance Company of Hartford as if that acquisition had occurred on January 1, 1997. The Pro Forma Condensed Consolidated Statements of Income give effect to the Registrant's acquisition of Gryphon as if it had occurred on January 1, 1997. The Pro Forma Condensed Consolidated Balance Sheet gives effect to the acquisition as if it had occurred on September 30, 1998. In the opinion of management, the historical consolidated financial statements of Markel Corporation reflect all adjustments, which are of a normal recurring nature, to present fairly Markel's financial position at September 30, 1998 and results of operations for the nine months ended
September 30, 1998 and the year ended December 31, 1997. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The acquisition of Gryphon was accounted for using the purchase method of accounting. The purchase price for the acquisition has been allocated to tangible and identifiable intangible assets and liabilities based upon management's estimates of their fair value with the excess of purchase price over fair value of net assets acquired allocated to goodwill and amortized over 20 years. For purposes of presenting pro forma results, no changes in revenues and expenses have been made to reflect the results of any modification to operations that might have been made had the acquisition been consummated on the assumed effective date of the acquisition. The pro forma expenses include the recurring costs, which are directly attributable to the acquisition, such as net investment income forgone on cash and investments liquidated to complete the acquisition, amortization of goodwill and interest expense.

The Pro Forma Condensed Consolidated Financial Information does not purport to represent what Markel's results of operations or financial position would actually have been had the acquisition in fact occurred on January 1, 1997 or September 30, 1998 or to project Markel's results of operations or financial position for or at any future period or date.

                              MARKEL CORPORATION

                Pro Forma Condensed Consolidated Balance Sheet
                           As of September 30, 1998
                            (dollars in thousands)
                                  (Unaudited)

                                                                                                     Markel and
                                                    Markel        Gryphon       Pro Forma             Gryphon
                                                  (historical)  (historical)   Adjustments           Pro Forma
------------------------------------------------------------------------------------------------------------------
ASSETS
Investments
Fixed maturities                                   $1,115,280      $385,403     $ (60,305) (A)       $1,440,378
Equity securities                                     281,981           901       (12,278) (A)          270,604
Short-term                                             65,599           233       (28,123) (A)           37,709
------------------------------------------------------------------------------------------------------------------
Total investments                                   1,462,860       386,537      (100,706)            1,748,691
------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                               1,367        16,733            --                18,100
Receivables                                            73,691        36,242            --               109,933
Reinsurance recoverable on unpaid losses              199,957       201,051            --               401,008
Reinsurance recoverable on paid losses                 17,844        17,068            --                34,912
Deferred policy acquisition costs                      42,338        12,746        (3,000) (C)           52,084
Prepaid reinsurance premiums                           41,997        34,794            --                76,791
Property and equipment                                  9,167         3,283            --                12,450
Intangible assets                                      35,806        11,368        42,635  (B)           89,809
Other assets                                           24,373        28,175         4,095  (E)           56,643
------------------------------------------------------------------------------------------------------------------
Total assets                                       $1,909,400      $747,997     $ (56,976)           $2,600,421
==================================================================================================================

LIABILITIES AND
SHAREHOLDERS' EQUITY
Unpaid losses and loss adjustment expenses         $  943,738      $448,636            --            $1,392,374
Unearned premiums                                     211,076        91,555            --               302,631
Payables to insurance companies                        26,689        23,212            --                49,901
Long-term debt                                         93,205        55,000        50,000  (A)          198,205
Other liabilities                                      80,546        13,918         8,700  (D)          103,164
Company-Obligated Mandatorily Redeemable
   Preferred Capital Securities of the Subsidiary
   Trust Holding Solely Junior Subordinated
   Deferrable Interest Debentures of Markel
   Corporation                                        150,000            --            --               150,000
------------------------------------------------------------------------------------------------------------------
Total liabilities                                   1,505,254       632,321        58,700             2,196,275
------------------------------------------------------------------------------------------------------------------

Shareholders' equity
Common stock                                           25,213        30,662       (30,662) (G)           25,213
Preferred Stock                                            --        11,741       (11,741) (F)(G)            --
Retained earnings                                     286,757        88,846       (88,846) (G)          286,757
Accumulated other comprehensive income                 92,176         8,342        (8,342) (G)           92,176
Treasury stock and other                                   --       (23,915)       23,915  (G)               --
------------------------------------------------------------------------------------------------------------------
Total shareholders' equity                            404,146       115,676      (115,676)              404,146
------------------------------------------------------------------------------------------------------------------

Total liabilities and shareholders' equity         $1,909,400      $747,997     $ (56,976)           $2,600,421
==================================================================================================================

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

                              MARKEL CORPORATION
             Pro Forma Condensed Consolidated Statement of Income
                     Nine Months Ended September 30, 1998
                 (dollars in thousands, except per share data)
                                  (Unaudited)

                                                                    Gryphon/                                  Markel/
                                                        First Re    First Re                                 Gryphon      Markel and
                                            Gryphon    Six Months   Pro Forma       Gryphon      Markel     Pro Forma       Gryphon
                                         (historical) (historical) Adjustments     Pro Forma   (historical) Adjustments   Pro Forma
---------------------------------------------------------------------------------------------  -------------------------------------
OPERATING REVENUES
Earned premiums                          $    72,849  $    10,381           --      $  83,230  $ 248,089           --       $331,319
Net investment income                         13,809        2,392           --         16,201     53,137       (4,532) (H)    64,806
Net realized gains from investment
     sales                                     1,945          971           --          2,916     11,434           --         14,350
Other                                             --           --           --             --        665           --            665
---------------------------------------------------------------------------------------------  -------------------------------------
Total operating revenues                      88,603       13,744           --        102,347    313,325       (4,532)       411,140
---------------------------------------------------------------------------------------------  -------------------------------------

OPERATING EXPENSES
Losses and loss adjustment expenses           63,946        6,629           --         70,575    157,293           --        227,868
Underwriting, acquisition and insurance
     expenses                                 34,154        6,293           --         40,447     86,754           --        127,201
Amortization of intangible assets                111           --          132  (M)       243      1,525        1,782  (I)     3,550
---------------------------------------------------------------------------------------------  -------------------------------------
Total operating expenses                      98,211       12,922          132        111,265    245,572        1,782        358,619
---------------------------------------------------------------------------------------------  -------------------------------------

Operating income                              (9,608)         822         (132)        (8,918)    67,753       (6,314)        52,521
Interest expense                               1,508           --        1,300  (N)     2,808     15,290        2,063  (J)    20,161
---------------------------------------------------------------------------------------------  -------------------------------------
Income before income taxes                   (11,116)         822       (1,432)       (11,726)    52,463       (8,377)        32,360
Income taxes                                  (5,362)         598         (501) (O)    (5,265)    12,591       (2,308) (K)     5,018
Accretion of preferred stock                     111           --          254  (P)       365         --         (365) (L)        --
---------------------------------------------------------------------------------------------  -------------------------------------
Income (loss) from continuing operations $    (5,865) $       224  $    (1,185)     $  (6,826) $  39,872   $   (5,704)      $ 27,342
=============================================================================================  =====================================

Income from continuing operations per
share

------------------------------------------------------------------------------------------------------------------------------------
Basic                                             --           --           --             --  $    7.25                    $   4.97
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Diluted                                           --           --           --             --  $    7.07                    $   4.85
====================================================================================================================================

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

                              MARKEL CORPORATION
             Pro Forma Condensed Consolidated Statement of Income
                         Year Ended December 31, 1997
                 (dollars in thousands, except per share data)
                                  (Unaudited)

                                                                    Gryphon/                                 Markel/        Markel
                                                                    First Re                                 Gryphon          and
                                           Gryphon     First Re     Pro Forma       Gryphon    Markel       Pro Forma       Gryphon
                                         (historical) (historical) Adjustments     Pro Forma (historical)  Adjustments     Pro Forma
------------------------------------------------------------------------------------------------------------------------------------
OPERATING REVENUES
Earned premiums                           $  104,246  $   15,527           --      $ 119,773 $   332,878          --       $ 452,651
Net investment income                         17,061       3,916           --         20,977      68,653      (6,042) (H)     83,588
Net realized gains from investment
     sales                                     6,188       1,671           --          7,859      15,834          --          23,693
Other                                            979          --           --            979       1,682          --           2,661
------------------------------------------------------------------------------------------------------------------------------------
Total operating revenues                     128,474      21,114           --        149,588     419,047      (6,042)        562,593
------------------------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
Losses and loss adjustment expenses           71,015       8,468           --         79,483     210,061          --         289,544
Underwriting, acquisition and insurance
     expenses                                 45,029       8,433           --         53,462     120,076          --         173,538
Amortization of intangible assets                 60          --          264  (M)       324       2,435       2,376  (I)      5,135
------------------------------------------------------------------------------------------------------------------------------------
Total operating expenses                     116,104      16,901          264        133,269     332,572       2,376         468,217
------------------------------------------------------------------------------------------------------------------------------------

Operating income                              12,370       4,213         (264)        16,319      86,475      (8,418)         94,376
Interest expense                               1,607          --        2,601  (N)     4,208      20,124       2,750  (J)     27,082
------------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                    10,763       4,213       (2,865)        12,111      66,351     (11,168)         67,294
Income taxes                                   1,969       1,819       (1,003) (O)     2,785      15,924      (3,077) (K)     15,632
Accretion of preferred stock                      --          --          485  (P)       485          --        (485) (L)         --
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations  $    8,794  $    2,394    $  (2,347)     $   8,841 $    50,427   $  (7,606)      $  51,662
====================================================================================================================================

Income from continuing operations per
     share

------------------------------------------------------------------------------------------------------------------------------------
Basic                                             --          --           --             -- $      9.20                   $    9.42
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Diluted                                           --          --           --             -- $      8.92                   $    9.14
====================================================================================================================================

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

        Notes to Pro Forma Condensed Consolidated Financial Statements
                                  (Unaudited)

1.  Basis of presentation

On January 15, 1999 Markel (the Registrant) acquired Gryphon through the completion of a public tender offer. The purchase price was funded as follows (in thousands):

     Cash                                              $ 100,706
     Borrowings under existing lines of credit            50,000
                                                       ---------
                                                       $ 150,706
                                                       =========

In addition, the Registrant subsequently refinanced $55.0 million of Gryphon's debt.

The preliminary purchase price allocation is based on the estimated fair value of the net tangible and identifiable intangible assets acquired. Investments are recorded at estimated fair value, based on quoted market prices. All other assets and liabilities are recorded at their historical bases which approximate fair value. While the purchase price allocation is preliminary, management is not aware of any material adjustments to the allocation.

The accompanying unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Income are provided to illustrate the effect of the acquisition on the Registrant and have been prepared using the purchase method of accounting. The unaudited Pro Forma Condensed Consolidated Financial Statements reflect how the balance sheet might have appeared at September 30, 1998 if the acquisition had been consummated at that date and how the statements of income for the nine months ended September 30, 1998 and for the year ended December 31, 1997 might have appeared if the acquisition had been consummated on January 1, 1997. Certain reclassifications of Gryphon's historical financial statements have been made to conform with the Registrant's historical presentation.

Adjustments -- Unaudited Pro Forma Condensed Consolidated Balance Sheet-- Markel/Gryphon

The accompanying unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1998 reflects certain adjustments which are explained below and are based on assumptions made by management. These adjustments are required to give effect to matters directly attributable to the acquisition. The explanations of these adjustments are as follows:

(A)  To record the cash paid and debt incurred to finance the acquisition.

(B) To adjust the intangible assets to reflect the excess of cost over the fair value of net assets acquired resulting from the acquisition (in thousands).

           Fair value of net assets acquired                        $ 96,703
           Excess of cost over fair value of net assets acquired      54,003
                                                                    --------
           Total purchase price                                     $150,706
                                                                    ========

(C) To bring Gryphon's deferred policy acquisition cost accounting practices into compliance with the Registrant's practices. As part of its due diligence process, the Company made an assessment of the loss ratios on Gryphon's current programs. The $3.0 million adjustment was the result of using these loss ratio estimates to calculate deferred policy acquisition costs.

(D) To accrue severance as specified in various employment contracts, investment banking expenses and legal fees. Certain employees of Gryphon had employment agreements in place when the purchase agreement was signed. Obligations under these agreements were triggered by the change in control of Gryphon. The $5 million accrued obligation was calculated in accordance with the terms of the employment agreements. The direct costs of the acquisition were investment banking fees of $2.7 million and estimated legal, tax and accounting fees of $1.0 million.

(E) To record current and deferred tax assets relating to severance and other acquisition costs as described in (D) and the adjustment of the deferred acquisition costs as described in (C) at an assumed 35% statutory rate.

(F) To record the retirement of Gryphon's convertible preferred stock that was issued in connection with Gryphon's purchase of the First Reinsurance Company of Hartford. The securities were retired in order to obtain 100% ownership of Gryphon.

(G)  To record consolidating and eliminating entries.


Adjustments --Unaudited Pro Forma Condensed Consolidated Statements of Income-- Markel/Gryphon

The accompanying unaudited Pro Forma Condensed Consolidated Statements of Income for the nine months ended September 30, 1998 and for the year ended December 31, 1997 reflect certain adjustments which are explained below and are based on assumptions made by management. These adjustments are required to give effect to matters directly attributable to the purchase. The explanations of these adjustments are as follows:

(H) Reduction in net investment income due to net cash used in funding the transactions; the rate of return is estimated at 6%. The 6% rate of return is based on historical average yields for the Company's investment portfolio.

(I) Excess of cost over fair value of net assets acquired is amortized on a straight line basis over 20 years. The estimated life of the business acquired was estimated based on the investment portfolio's earning power, approximately $75 million of profitable business retained, as well as the capital requirements and other barriers to entering business acquired.

(J) Interest on borrowed funds under existing lines of credit is assumed to be 5.5% which is LIBOR plus 0.25% as specified in the Company's credit facility.

(K) Taxes on the reduction in net investment income and interest expense pro forma adjustments are calculated at an assumed 35% statutory rate.

(L) To record the retirement of Gryphon?s convertible preferred stock that was issued in connection with Gryphon's purchase of the First Reinsurance Company of Hartford. The securities were retired in order to obtain 100% ownership of Gryphon.

Other Matters

In the fourth quarter of 1998, Gryphon recorded a charge to earnings by increasing losses and loss adjustment expenses reserves (loss reserves) for environmental, asbestos and construction defect claims by $15.0 million. An actuarial analysis completed in the fourth quarter indicated that additional loss reserves were required.

Adjustments --Unaudited Pro Forma Condensed Consolidated Statements of Income-- Gryphon/First Re

These adjustments were determined by the former management of Gryphon and disclosed in Gryphon's Form 8-K/A as filed on September 28, 1998.

(M) To record the amortization of Goodwill related to the acquisition for the year ended December 31, 1997 -- $264,000; and for the six months ended June 30, 1998 -- $132,000.

(N) To record the interest expense related to the debt incurred to finance the acquisition.

(O)  To record tax effect of the pro forma adjustments.

(P) To record the accretion of preferred stock of $485,000 for the year ended December 31, 1997; and $254,000 for the six months ended June 30, 1998.